UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss. 240.14a-12

Vital Therapies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Fellow Stockholder,

You recently received proxy materials in connection with the special meeting of stockholders of Vital Therapies, Inc. to be held on April 4, 2019. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Vital Therapies and Immunic AG have entered into an Exchange Agreement. At the special meeting you are being asked to approve the Exchange Agreement and related proposals. Please note that in order for the business combination to be completed, all four of the Company’s proposals related to the Transaction must be approved.

Ownership of Vital Therapies shares is widely dispersed, and it is therefore important to have as many of the Vital Therapies stockholders as possible vote regardless of the number of shares owned. Failure to vote or an abstention from voting will have the same effect as a vote against the business combination and related proposals. All stockholders are asked to vote “FOR” all proposals as soon as possible.

THE BUSINESS COMBINATION WILL NOT GO FORWARD UNLESS THE EXCHANGE AGREEMENT, CHANGE
IN CONTROL, NAME CHANGE AND REVERSE STOCK SPLIT PROPOSAL ARE ALL APPROVED
THE BOARD OF DIRECTORS RECCOMMENDS A VOTE “FOR” ALL PROPOSALS

Consequences of the Business Combination not Closing

If the Transaction does not close, the board of directors may elect to, among other things, attempt to complete another strategic transaction, attempt to sell or otherwise dispose of the various assets of the company, dissolve and liquidate its assets, or continue to operate the business of Vital Therapies.

•

If the Company were to try to complete another strategic transaction, the value of the transaction would be much lower by the time the transaction was priced as the value of Vital Therapies will continue to diminish over time.

•

If the Company decides to dissolve and liquidate its assets, it would be required to pay all of its debts and contractual obligations, and to set aside certain reserves for potential future claims, and there can be no assurances as to the amount or timing of available cash left, if any, to distribute to stockholders.

•	If the Transaction does not close, the Company may be unable to complete an agreement to sell its assets related to its ELAD system.

•

If the Company were to try and continue in business, in addition to raising additional capital to do so, it would likely need to identify, acquire and develop other products or product candidates. It would also need to rebuild its workforce, all of which would be very costly.

What You Need to Do Now

You still have time to vote by telephone or the internet. For telephone voting please call the toll free number shown on the front of your voting instruction form. To vote by internet please go to www.proxyvote.com. There is a control number on the front of your voting instruction form. Please have the control number ready when you call or log on and then follow the easy step-by-step instructions.

Regardless of the number of shares you own, it is important that they be represented at the special meeting of stockholders. Your vote matters to us and we need your support. If you are a Vital Therapies stockholder and you have questions or require assistance in submitting your proxy or voting your shares, please contact the Company’s proxy solicitor:

ADVANTAGE PROXY, INC.

Toll Free: 1-877-870-8565

Collect:  1-206-870-8565

Email: ksmith@advantageproxy.com

YOUR BROKER WILL NOT VOTE YOUR SHARES IF THEY DON’T RECEIVE INSTRUCTIONS FROM YOU
PLEASE VOTE YOUR SHARES NOW SO YOUR VOTE CAN BE COUNTED WITHOUT DELAY

YOUR PARTICIPATION IS IMPORTANT – PLEASE VOTE TODAY!

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR OVER THE
INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST